Exhibit 3.15

ARTICLES OF INCORPORATION

I

The name of the corporation is: Brookstone Acquisitions Sub, Inc.

II

The corporation is also empowered to transact any and all business for which corporations may be incorporated under RSA 293 A.

III

The aggregate number of shares which the corporation shall have authority to issue is One Hundred (100) shares, all of which are without par value. The Capital stock will be sold or offered for sale within the meaning of RSA 421-B (New Hampshire Securities Act).

IV

The liability of any director or officer to the Corporation or its shareholders for damages resulting from any action which such director or officer shall take or shall fail to take shall be eliminated or limited to the full extent permitted by New Hampshire RSA 293-A.

V

The name of the initial registered agent is Edna M. Conway. The address of the initial registered agent is: 111 Concord Street, P.O. Box 488, Nashua, New Hampshire 03061-0488.

VI

The name and address of each incorporator is:

Name	Address
Michael A. O’Hara	17 Riverside Street Nashua, New Hampshire 03062

Dated:	April 16, 1999

/s/ MICHAEL A. O’HARA
Michael A. O’Hara

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST: The name of the corporation is Brookstone Acquisitions Sub, Inc.

SECOND: The text of each amendment adopted is:

The text of Article I of the Corporation’s Articles of Incorporation is deleted in its entirety and replaced with the following:

“The name of the corporation is: Gardeners Eden By Mail, Inc.”

THIRD: If the amendment provides for an exchange, reclassification, or cancellation of issued shares the provisions for implementing the amendment(s) if not contained in the above amendment are:

Not applicable.

FOURTH: The amendment(s) were adopted on May 21, 1999.

FIFTH: (Check one)

A.	☐	The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

B.	☒	The amendment(a) were approved by the shareholders.

Designation (class or series) of voting group	Number of shares outstanding	Number of votes entitled to be cast	Number of votes indisputably represented at the meeting
Common	10	10	10

Designation (class or series) of voting group	Total number of votes cast:		OR	Total number of undisputed votes cast FOR
	FOR	AGAINST
Common	10	0		10

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

BROOKSTONE ACQUISITIONS SUB, INC.

SIXTH: The number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

Dated: May 26, 1999

Brookstone Acquisitions Sub, Inc.

By:	/s/ JONATHAN M. LINDEN
Signature of its Assistant Secretary
Jonathan M. Linden
Print or type name

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STATE OF NEW HAMPSHIRE

Form No. 14

RSA-293 A:10.06

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST: The name of the corporation is Gardeners Eden by Mail, Inc.

SECOND: The text of each amendment adopted is:

The text of Article I of the Corporation’s Articles of Incorporation is deleted in its entirety and replaced with the following:

“The name of the corporation is: Gardeners Eden, Inc.”

THIRD: If the amendment provides for an exchange, reclassification, or cancellation of issued shares the provisions for implementing the amendment(s) if not contained in the above amendment are:

Not applicable

FOURTH: The amendment (s) were adopted on (date) January 30, 2004

[if more space is needed, attach additional sheet(s)]

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF Gardeners Eden by Mail, Inc.	Form No. 14 (Cont.)

FIFTH: (Check one)

A	☐	The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.
B.	☒	The amendment (s) were approved by the shareholders.
(Note 1)

Designation of voting group Class or Series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes indisputably represented at the meeting
Common	10	10	10

Designation of voting group Class or Series of shares	Total number of votes cast:		OR	Total number of undisputed votes cast FOR
	FOR	AGAINST
Common	10	0		10

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ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF Gardeners Eden by Mail, Inc.	Form No. 14 (Cont.)

SIXTH: If shareholder action was required, the number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

Dated February 2, 2004

Gardeners Eden Mail Inc.		(Note 2)

By	/s/ PHILIP W. ROIZIN	(Note 3)
Signature of its Vice President
Philip W. Roizin
Print or type name

Notes: 1.	All sections under “B.” must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See SEA 293 A:1.40 for definition of voting group.)

2.	Exact corporate name of corporation adopting articles of amendment.

3.	Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.

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